Exhibit 99.1
DYNCORP INTERNATIONAL INC. TO BE ACQUIRED BY
CERBERUS CAPITAL MANAGEMENT, L.P.
DynCorp International Stockholders to Receive $17.55 per Share in Cash;
Transaction Valued at $1.5 Billion
Falls Church, VA, April 12, 2010 – DynCorp International, Inc. (NYSE: DCP), a leading global government services provider in support of U.S. national security and foreign policy objectives, today announced it has entered into a definitive agreement to be acquired by affiliated funds and/or managed accounts of private investment firm Cerberus Capital Management, L.P. (“Cerberus”) in a transaction with a total value of approximately $1.5 billion, including the assumption of debt.
The agreement was approved by DynCorp International’s Board of Directors and the Board will recommend that DynCorp International’s stockholders approve the transaction. Under the agreement, DynCorp International’s stockholders will receive $17.55 in cash for each share of DynCorp International common stock they own, representing a premium of approximately 49% percent, based on the closing trading price of $11.75 on April 9, 2010, and approximately 50% over the 90-day average closing trading price. Cerberus has obtained fully committed financing for the transaction, consisting of a combination of equity financing from Cerberus and debt financing from Bank of America Merrill Lynch, Citigroup Global Markets Inc., Barclays Bank PLC, and Deutsche Bank Securities Inc. Each institution acted as a financial advisor to Cerberus as well.
William L. Ballhaus, DynCorp International’s President and Chief Executive Officer, commented on the transaction stating, “We are very excited about today’s announcement and what it means for DynCorp International, our employees and our customers going forward. I believe that under this partnership with Cerberus, DynCorp International will be able to build on our extensive heritage and successful performance to continue to achieve our growth objectives. Importantly, this transaction is a major milestone for DynCorp International’s continued leadership in serving our customers and supporting U.S. national security and foreign policy objectives.”
“Cerberus is pleased to partner with the outstanding management team and dedicated employees of DynCorp International,” said Timothy F. Price, Cerberus Managing Director and spokesperson. “This exciting news underscores our successful track record in the government services sector and furthers our goal of continuing to grow our portfolio in this area. DynCorp International has a demonstrated history of strong customer oriented performance, from a unique global platform. We are confident that DynCorp International will continue to serve its customers well while expanding its service offerings to current and prospective customers.”

Transaction Details
Completion of the transaction is subject to customary conditions, including approval of the merger by the holders of a majority of the outstanding shares of DynCorp International’s common stock and regulatory approvals including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Assuming the satisfaction of conditions, the transaction is expected to close in the third or fourth calendar quarter of 2010. Upon completion of the merger, DynCorp International will become a private company, wholly-owned by Cerberus.
Under the terms of the agreement, DynCorp International may solicit alternative proposals from third parties for the 28-day period following the signing and intends to consider any such proposals. There can be no assurance that the solicitation of such proposals will result in an alternative transaction. In addition, DynCorp International may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals.
Affiliates of Veritas Capital Fund Management, L.L.C. have executed a Voting Agreement pursuant to which they have agreed to vote shares owned by them representing, in the aggregate, 34.9% of the outstanding shares of DynCorp International in favor of the transaction.
Goldman, Sachs & Co. acted as financial advisor to DynCorp International. Schulte Roth & Zabel LLP acted as outside legal counsel to the Company and Board of Directors of the Company. Richards, Layton & Finger, P.A. acted as special outside counsel to the Board of Directors of the Company.
Evercore Partners along with the previously mentioned Banks acted as financial advisors to Cerberus. Akin Gump Strauss Hauer & Feld LLP and Jenner & Block, LLP acted as outside legal counsel to Cerberus.
About DynCorp International Inc.
DynCorp International is a global government services provider in support of U.S. national security and foreign policy objectives, delivering support solutions for defense, diplomacy, and international development. DynCorp International operates major programs in logistics, platform support, contingency operations, and training and mentoring to reinforce security, community stability, and the rule of law. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.

About Cerberus Capital Management, L.P.
Cerberus Capital Management, L.P., along with its affiliates, is one of the world’s leading private investment firms with approximately $23 billion under management in funds and accounts. Through its team of investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus holds controlling or significant minority interests in companies around the world. Cerberus is headquartered in New York City with affiliate and/or advisory offices in the United States, Europe, the Middle East and Asia. For more information, visit www.cerberuscapital.com.
Forward-Looking Statements
This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain stockholder approval of the proposed Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.
Additional Information and Where To Find It
In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting DynCorp International Inc., Attn: Corporate Secretary, DynCorp International Inc., 3190 Fairview Park Drive, Suite 700, Falls Church, VA 22042. Our filings with the SEC are also available on our website at http://www.dyn-intl.com
The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s executive officers and directors and their ownership of the Company’s Class A Common Stock is set forth in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on June 15, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
For Further Information, contact:
DynCorp International
Craig R. Reed
Senior Vice President, Strategy & Corporate Development
703-462-7253

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